EXHIBIT 10.26

EXECUTION VERSION

THE USE OF THE FOLLOWING NOTATION IN THIS EXHIBIT INDICATES THAT A CONFIDENTIAL PORTION HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION: [***].

STRICTLY CONFIDENTIAL

THIRD POINT LLC

390 Park Avenue

New York, NY 10022

December 22, 2011

KEP TP Holdings, L.P.

and KIA TP Holdings, L.P.

320 Park Avenue, 24th Floor

New York, NY 10022

Attn: James J. Connors, II

Pine Brook LVR, L.P.

60 East 42nd Street, 50th Floor

New York, NY 10165

Attn: William Spiegel

Third Point Advisors LLC

390 Park Avenue

New York, NY 10022

Email: JTargoff@thirdpoint.com

Attn: Joshua Targoff, Esq.

Third Point Reinsurance Ltd.

Chesney House

1st Floor

96 Pitts Bay Road

Pembroke HM 06

Bermuda

Attn: General Counsel

Project Hat Trick Letter Agreement

Ladies and Gentlemen:

Reference is made to (i) the Joint Venture and Investment Management Agreement (the “JV/IMA”) entered into on the date hereof among Third Point Advisors LLC, a Delaware limited liability company, Third Point Reinsurance Company Ltd., a

THE USE OF THE FOLLOWING NOTATION IN THIS EXHIBIT INDICATES THAT A CONFIDENTIAL PORTION HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION: [***].

Bermuda class 4 insurance company (the “Company”) and Third Point LLC, a Delaware limited liability company (“Third Point”) and (ii) the Agreement Among Members (the “Agreement Among Members”) dated the date hereof among Third Point Reinsurance Ltd., a Bermuda corporation (“Holdco”) and the members party thereto. Capitalized terms used and not defined herein will have the meaning set forth in the JV/IMA.

Simultaneously with the execution of this Letter Agreement, the Company shall enter into the Transaction Documents to which it is a party with the other parties thereto, which will govern the investment of certain members in Holdco for the purposes of owning and operating the Company and Holdco (the “Transaction”);

In consideration of the mutual promises and agreements set forth in this letter agreement (this “Letter Agreement”), the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

1. Certain Covenants of Third Point. For so long as Third Point or any of its Affiliates is acting as the investment manager pursuant to the JV/IMA or any successor agreement:

(a) Without the prior written consent of each of Kelso and Pine Brook, not to be unreasonably withheld, Third Point will not, and will cause its Affiliates not to, manage more than [***]% of the total assets of a Competing Reinsurance Entity, provided that the foregoing will not prohibit Third Point or its Affiliates from accepting investments by a Competing Reinsurance Entity in any TP Comingled Fund in an amount that exceeds [***]% of the total assets of such Competing Reinsurance Entity without the prior written consent of any of Kelso or Pine Brook.

For purposes of clause (a) of this paragraph 1, the following terms will have the following meanings:

“Competing Reinsurance Entity” means an offshore reinsurance company the principal business of which is property and casualty reinsurance.

“TP Comingled Fund” means a fund, managed account or other similar investment vehicle managed by Third Point or an Affiliate of Third Point, whether currently existing or newly-created following the date hereof, in which multiple Persons hold equity interests.

(b) Third Point agrees that, following the date hereof, neither Third Point nor any of its Affiliates will raise incremental capital in the Third Point Funds or in any newly-created funds or investment vehicles managed by Third Point (collectively, the “Existing and Future Third Point Funds”) that pursue an investment strategy that is similar to the strategy described in the Guidelines, to the extent that, following the raising of such incremental capital, the value of the Net Asset will equal an amount that is less

THE USE OF THE FOLLOWING NOTATION IN THIS EXHIBIT INDICATES THAT A CONFIDENTIAL PORTION HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION: [***].

than the product of (i) the Applicable Percentage and (ii) an amount equal to the sum of (a) the value of the Net Assets and (b) the aggregate value of the net assets of all the Existing and Future Third Point Funds. “Applicable Percentage” means (A) at any time prior to a Qualified Public Offering, a number equal to [***] multiplied by a fraction (i) the numerator of which [***] and (ii) the denominator of which of which is [***] and (B) at any time following a Qualified Public Offering, a number equal to [***], provided that in each of case (A) and (B), the Applicable Percentage shall in no event exceed [***].

(c) In the event that, at the time of the consummation of an Initial Public Offering, Third Point or any of its Affiliates is acting as the investment manager for the Managed Account pursuant to the JV/IMA, then from the time of the filing of the preliminary registration statement for the Initial Public Offering with the United States Securities and Exchange Commission (the “Initial Filing”) and until the consummation of the Initial Public Offering, Third Point shall cause all of its existing hedge funds not to accept any investments from existing or new investors, provided that such restriction on Third Point’s hedge funds shall no longer apply in the event that (i) the Initial Public Offering is not consummated within 3 months following the Initial Filing or (ii) the Initial Public Offering is abandoned following the Initial Filing.

2. Certain Covenants of Holdco. From the date hereof and until the date the JV/IMA is terminated in accordance with its terms, Holdco shall, and shall cause its subsidiaries that are formed before or after the date hereof to (i) become a Participant or (ii) enter with Third Point into an agreement similar to the JV/IMA pursuant to which Third Point will act as the investment manager in respect of a percentage of such subsidiary’s investable assets equal to the percentage of investable assets invested by TP Re with the Joint Venture.

3. Other Agreements. Prior to an Initial Public Offering, each of Daniel S. Loeb, KEP TP Holdings, L.P., KIA TP Holdings, L.P. and Pine Brook LVR, L.P. will discuss in good faith, taking into account the views of the lead underwriters of the Initial Public Offering as to the effect on the marketing of the Initial Public Offering, entering into a voting or other similar agreement intended to facilitate the consummation of any sale, winding-up or liquidation of Holdco initiated in accordance with Bye-law 79.1 of the bye-laws of Holdco.

4. Indemnification.

(a) Indemnification by Holdco. To the fullest extent permitted by law, Holdco (the “Indemnifying Party”) shall indemnify, defend, and hold harmless each of KEP TP Holdings, L.P., KIA TP Holdings, L.P., Pine Brook LVR, L.P. and Third Point (together, the “Founders”) and their respective Affiliates, and the respective stockholders, members, managers, directors, officers, partners and employees, and agents of each such Founder and/or its Affiliates from and against, and shall reimburse each indemnified Person for, any and all Losses that at any time are imposed on, incurred by, and/or asserted against such indemnified Person arising out of, relating to, and/or in connection with, the Agreement Among Members, Holdco and/or Holdco’s assets, business, and/or affairs; provided that such indemnified Person will not be entitled to indemnification for any Losses to the extent it is determined by a final and binding judgment of a court of competent jurisdiction that such Losses arise out of such indemnified Person’s fraud, gross negligence, willful misconduct or a material breach of this Agreement or the Agreement Among Members. Any indemnification pursuant to this paragraph 3(a) will be made only out of the assets of Holdco and no member of Holdco (including the Founders) or any other indemnified Person will have any personal liability on account of such indemnification. For purposes of this paragraph 3, “Losses” means all liabilities, obligations, losses, damages, penalties, claims, counterclaims, demands, actions, suits, judgments, and/or settlements of any kind, whether absolute, accrued, contingent, or otherwise, whether known or unknown, whether due or to become due, whether arising in common law or equity, whether created by law, and whether or not resulting from third-party claims, including interest and penalties and reasonable out-of-pocket expenses, and reasonable fees and expenses for attorneys, accountants, consultants, and experts incurred in connection with any of the foregoing.

(b) Advancement of Expenses. Any Person entitled to indemnification pursuant to paragraph 3(a) (each, an “Indemnified Person”) shall notify the Indemnifying Party in writing of the amount requested for advances of Indemnified Expenses (a “Notice of Advances”). The Indemnifying Party will advance all reasonable Indemnified Expenses incurred by an Indemnified Person in connection with any claim (but not for any claim initiated or brought voluntarily by such Indemnified Person) in advance of the final disposition of such claim, without regard to whether the Indemnified Person will ultimately be entitled to be indemnified for such Indemnified Expenses upon receipt of an undertaking by or on behalf of the Indemnified Person to repay amounts so advanced if it shall be determined by a final and binding judgment of a court of competent jurisdiction that such Indemnified Person is not entitled to be indemnified by the Indemnifying Party as authorized by this Agreement. The Indemnifying Party shall not impose on any Indemnified Person additional conditions to advancement or require from such Indemnified Person additional undertakings regarding repayment. “Indemnified Expenses” means all reasonable attorneys’ fees and expenses, retainers, court, arbitration and mediation costs, transcript costs, fees of experts, bonds, witness fees, costs of collecting and producing documents, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees and all other disbursements, costs or expenses of the types reasonably and customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, appealing or otherwise participating in a proceeding.

(c) Exculpation. To the fullest extent permitted by applicable law, no Indemnified Person shall be liable to Holdco or any Party for any act or omission by such

Indemnified Person in connection with the conduct of the business of Holdco unless such act or omission constitutes Disabling Conduct on the part of such Indemnified Person. To the fullest extent permitted by applicable law, no Indemnified Person acting under this Agreement or the Agreement Among Members shall be liable to Holdco or to any Party for breach of fiduciary duty or otherwise for its good faith reliance on the provisions of this Agreement or the Agreement Among Members. “Disabling Conduct” means, with respect to any Person, such Peron’s fraud, willful misconduct, gross negligence or a material breach of this Agreement or the Agreement Among Members as finally determined by a court of competent jurisdiction.

5. Third Party Beneficiaries. Except as provided in this paragraph 4, nothing in this Letter Agreement shall confer any rights upon a Person or entity other than the parties and their respective heirs, successors and permitted assigns. Each Company Indemnitee, in relation to paragraph 3(a) is intended by the parties to be a third party beneficiary under this Letter Agreement and, to the extent permitted by law, each such Company Indemnitee has the right to enforce directly the terms of such respective paragraphs.

6. Entire Agreement. This Letter Agreement and the other Transaction Documents set forth the entire agreement among the parties hereto with respect to the subject matter hereof and is intended to supersede all prior negotiations, understandings and agreements among such parties with respect to such matters.

7. Jurisdiction; Service.

(a) The parties agree that any action or proceeding against a party arising out of or relating in any way to the terms of this Letter Agreement, or any person’s rights under this Letter Agreement, shall be brought only in the United States District Court for the Southern District of New York unless no federal subject matter jurisdiction exists, in which case the action or proceeding shall be brought only in the courts of the State of New York located in the Borough of Manhattan.

(b) Each party waives any objection to the exercise of jurisdiction by any of such courts and to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court.

(c) Each party agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such party at its address referred to in paragraph 10 below, and agrees that nothing in this Letter Agreement shall affect the right to effect service of process in any other manner permitted by Law.

(d) EACH PARTY, TO THE EXTENT PERMITTED BY LAW, WAIVES ANY AND ALL RIGHTS SUCH PARTY MAY HAVE TO A JURY TRIAL IN RESPECT

OF, ANY ACTION OR PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS LETTER AGREEMENT OR ANY DOCUMENT OR INSTRUMENT DELIVERED IN CONNECTION HEREWITH AND ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

8. Governing Law. This Letter Agreement shall be governed by and construed in accordance with the laws of the State of New York.

9. Counterparts. This Letter Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same instrument.

10. Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Letter Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.

11. Notices. All notices and other communications provided for herein shall be in writing and shall be deemed to have been duly given if delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid to the addresses set forth in the notices section of the subscription agreement dated the date hereof between Holdco and the applicable subscriber party thereto (or such other address as a party shall have specified by notice in writing to the other parties).

Sincerely,

THIRD POINT LLC

By:	/s/ Josh Targoff
Name:	Josh Targoff
Title:	Chief Operating Officer and General Counsel

ACKNOWLEDGED AND AGREED
as of the date first above written:

THIRD POINT REINSURANCE LTD.

By:	/s/ John Berger
Name:	John Berger
Title:	CEO

PINE BROOK LVR, L.P.

By:	PBRA (Cayman) Company
its General Partner

By:	/s/ William Spiegel
Name:	William Spiegel
Title:	Director

THIRD POINT ADVISORS LLC

By:	/s/ Josh Targoff
Name:
Title:

KEP TP HOLDINGS, L.P.

By: KEP VI (Cayman) GP Ltd., its general partner

By:	/s/ James J. Connors, II
Name:	James J. Connors, II
Title:	Director

KIA TP HOLDINGS, L.P.

By: Kelso GP VIII (Cayman), L.P., its general partner

By: Kelso GP VIII (Cayman) Ltd., its general partner

By:	/s/ James J. Connors, II
Name:	James J. Connors, II
Title:	Director

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